Filed Pursuant to Rule 424(b)(4)
                                                Registration No. 333-76144


                              PROSPECTUS SUPPLEMENT

                                       to

     Prospectus dated February 19, 2002 and supplemented by the Prospectus
               Supplements, dated March 13, 2002, April 22, 2002,
          April 25, 2002, April 30, 2002, May 13, 2002, May 17, 2002,
            November 14, 2002, November 21, 2002, November 22, 2002,
    December 5, 2002, December 20, 2002, January 13, 2003, January 14, 2003,
               January 27, 2003, February 5, 2003, April 1, 2003,
           April 8, 2003, April 9, 2003, May 1, 2003, May 29, 2003 and
                                  June 18, 2003

                                       of

                                  FINDWHAT.COM

         Jonathan W. Kenton ("Mr. Kenton") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

         o   60,000 shares at an average of $16.33 per share on June 18, 2003.

This sale was effected by Fidelity Brokerage Services LLC, as agent, at a total commission charge of $2,100. Immediately following this sale, Mr. Kenton beneficially owned no shares of our common stock.

         On June 19, 2003, the closing price per share of our common stock on the Nasdaq National Market was $19.50.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus Supplement is June 20, 2003.